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                                                                  Exhibit 10.13

                              DELTATHREE.COM, INC.

                            INVESTOR RIGHTS AGREEMENT







                               September 29, 1999
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                                TABLE OF CONTENTS

                                                                            Page

1.   General..................................................................1
              1.1      Certain Definitions....................................1
              1.2      Demand Registration....................................3
              1.3      Company Registration...................................4
              1.4      Expenses of Registration...............................5
              1.5      Registration Procedures................................6
              1.6      Indemnification........................................7
              1.7      Information by Holder.................................10
              1.8      Rule 144 Reporting....................................10
              1.9      Transfer of Registration Rights.......................11
              1.10     Termination of Rights.................................11
              1.11     "Market Stand-Off" Agreement; Agreement to
     Furnish Information.....................................................11

2.   Redemption..............................................................12
              2.1      ......................................................12
              2.2      ......................................................13
              2.3      ......................................................13
              2.4      ......................................................13

3.   Affirmative Covenants of the Company....................................13
              3.1      Financial Information.................................13

4.   Drag Along Rights.......................................................14
              4.1      ......................................................14

5.   Miscellaneous...........................................................15
              5.1      Governing Law.........................................15
              5.2      Survival..............................................16
              5.3      Transfer of Shares; Successors and Assigns............16
              5.4      Entire Agreement......................................16
              5.5      Amendment and Waiver..................................16
              5.6      Notices, Etc..........................................17
              5.7      Delays or Omissions...................................17
              5.8      Counterparts..........................................17
              5.9      Severability..........................................18

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                              DELTATHREE.COM, INC.

                            INVESTOR RIGHTS AGREEMENT

                  This Investor Rights Agreement (this "Agreement") is entered into as of the 29th day of September, 1999, by and between deltathree.com, Inc., a Delaware corporation (the "Company") and Yahoo! Inc., a Delaware corporation (the "Investor".)

                                    RECITALS

                  Whereas, the Company proposes to sell and issue 50,416 shares of its Class A Common Stock (the "Shares") pursuant to the Common Stock and Warrant Purchase Agreement of even date herewith by and between the Company and the Investor (the "Purchase Agreement");

                  Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto further agree as follows:

         1.       General

                  1.1      Certain Definitions

                  As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Company's Class A Common Stock, par value $.001 per share.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean the Investor and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.09 hereof.

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                  "IPO" shall mean the first public offering of Common Stock by the Company to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

                  The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" means the Shares or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities
(A) if they are not eligible for resale under Rule 144(k) of the Securities Act, or (B) if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "RSL COM" shall mean RSL Communications, Ltd., a Bermuda corporation, and the principal shareholder of the Company.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 1.5).

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                  1.2      Demand Registration

                           (a) Subject to the conditions of this Section 1.2, if
the Company shall receive a written request from a Holder or Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least 35% of the Registrable Securities owned by such Holder or Holders, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders of Registrable Securities, and subject to the limitations of this Section 1.2, use reasonable commercial efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. The Company may include any securities, for its own account or for the account of a security holder or holders, in such registration.

                           (b) No request by an Initiating Holder pursuant to
this Section 1.2 shall entitle the Holders to have Registrable Securities sold pursuant to an underwritten offering, it being also understood that the Company will not be required to include information in any registration statement beyond that then required by the rules and regulations under the Securities Act.

                           (c) The Company shall not be required to effect a
registration pursuant to this Section 1.2:

                                    (i) if the anticipated aggregate offering
price, net of underwriting discounts and commissions, would not exceed $10,000,000;

                                    (ii) prior to the earlier of (A) September
29, 2001 and (B) one hundred eighty (180) days following the date of the final prospectus pertaining to the IPO;

                                    (iii) after the Company has effected two (2)
registrations pursuant to this Agreement, and such registrations have been declared or ordered effective;

                                    (iv) during the period starting with the
date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

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                                    (v) if within thirty (30) days of receipt of
a written request from Initiating Holders pursuant to Section 1.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; or

                                    (vi) if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

                  1.3      Company Registration

                           (a) Notice of Registration. If at any time or from
time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (w) the IPO, (x) a registration relating solely to employee benefit plans,
(y) a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, or
(z) registration statement on Form S-4, the Company will:

                                    (i) promptly give to each Holder written
notice thereof, and

                                    (ii) include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder.

                           (b) Underwriting. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting, to the extent requested, to the extent provided herein. The Holder shall (together with the Company and the other holders distributing their securities through such underwriting (the "Other Participating Holders")) enter into an underwriting agreement in customary

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form with the managing underwriter selected for such underwriting by the
Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) requested to be registered pursuant to registration rights granted to the Holder and the Other Participating Holders by the Company; except for a registration relating to the Company's Initial Public Offering from which all Registrable Securities may be excluded. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to the Holder or the Other Participating Holders to the nearest one hundred (100) shares. If the Holder or any Other Participating Holder disapproves of the terms of any such underwriting, it, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred and eighty (180) days after the effective date of the registration statement relating thereto.

                           (c) Right to Terminate Registration. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

                  1.4      Expenses of Registration

                  All Registration Expenses incurred in connection with any registration pursuant to Section 1.2 and Section 1.3 excluding (1) legal expenses of counsel to the Holder and (2) underwriting discount, selling commissions or brokers fees relating to the sale of Shares by the Holder, shall be borne by the Company. If a registration proceeding is begun upon the request of the Holder pursuant to Section 1.2, but such request is subsequently withdrawn other than pursuant to Section 1.2(c)(vi), then the Holder may either:
(i) bear all Registration Expenses of such proceeding, in which case the Company shall be deemed not to have effected a registration pursuant to Section 1.2 of this Agreement, or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 1.2 of this Agreement. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder.

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                  1.5      Registration Procedures

                  In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will:

                           (a) Prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective, and in the case of a registration pursuant to Section 1.2, remain effective until the distribution described in the registration statement has been completed, but in no event longer than thirty (30) days.

                           (b) Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

                           (c) Furnish to the Holders participating in such
registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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                           (g) Cause all such Registrable Securities registered
pursuant hereunder to be listed on each securities exchange or other trading market on which similar securities issued by the Company are then listed.

                           (h) Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.6      Indemnification

                           (a) The Company will indemnify each Holder, each of
its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, for whom registration, qualification or compliance has been effected pursuant to this Section 1, against all actual out-of-pocket expenses, claims, losses, damages or liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such matter if the settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; and provided further that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein and provided further that in connection with a registration that is not an underwritten offering the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of a Holder with respect to any person who purchased shares of Registrable Securities from such Holder that was sold pursuant to such registration statement if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related prospectus (as

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amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and a copy of the related prospectus (as so amended or supplemented) shall have been furnished to such Holder at or prior to the sale of the shares of Registrable Securities to be registered, and such prospectus shall not have been delivered to such person (including, if applicable, delivery pursuant to Rule 153 under the Securities Act).

                           (b) Each Holder will, if Registrable Securities held
by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all actual out-of-pocket expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other actual out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any matter if the settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the maximum liability of each selling Holder under this
Section 1.6(b) shall be equal to the net proceeds to such selling Holder as a result of such registration and offering.

                           (c) Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemni-

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fied Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) If the indemnification provided for in this
Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that, in no event shall any contribution by a Holder under this subsection 1.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f) The obligations of the Company and Holders under
this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.7      Information by Holder

                  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

                  1.8      Rule 144 Reporting

                  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Shares to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act and continues to be subject to such reporting requirements.

                           (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) So long as the Holder owns any Registrable
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements under the Exchange Act.

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                  1.9      Transfer of Registration Rights

                  The rights to cause the Company to register securities granted to the Holder under Sections 1.2 and 1.3 may not be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder (together with any affiliate); provided, however, that such rights may be assigned to an affiliate of the Investor if (a) such transfer may otherwise be effected in accordance with applicable securities laws and this Agreement, (b) notice of such assignment is given to the Company, and (c) such affiliate agrees to be bound by the terms and conditions of this Agreement.

                  1.10     Termination of Rights

                  The rights of any particular Holder to cause the Company to register securities under Sections 1.2 and 1.3 shall terminate with respect to such Holder on the earlier of (a) the second anniversary of the effective date of the Company's IPO and (b) such time as Rule 144 under the Securities Act or another similar exemption under the Securities Act is available for the sale of all such Holders securities during a three (3)-month period without registration; provided, however, that in no event shall such rights terminate prior to the first anniversary of the effective date of the Company's IPO.

                  1.11 "Market Stand-Off" Agreement; Agreement to Furnish Information

                  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale, or otherwise dispose of, any Common Stock (or other securities) of the Company held of record or beneficially owned by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the date of the final prospectus contained in a registration statement of the Company filed under the Securities Act; provided that:

                                    (i) such agreement shall apply only to the
Company's IPO; and

                                    (ii) all officers and directors of the
Company who hold capital stock of the Company and all holders of five percent or more of the Company's capital stock enter into similar agreements.

                  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative of the underwrit-

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ers which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.


         2.       Redemption

                  2.1 Subject to the provisions of this Section 2, the Holder shall have the right (the "Redemption Right"), in such Holder's sole discretion, to require the Company to redeem, on the date (the "Redemption Date") which is the earlier of (i) one hundred eighty (180) days after the original issue date of the Shares, or (ii) the receipt by the Holder of the Drag-Along Notice (as defined below) from RSL COM pursuant to Section 4.1 of this Agreement, and any date thereafter, all of the Shares held by such Holder; provided, however, that the Redemption Right shall be null and void (i) if the Company's IPO closes prior to the Redemption Date, or (ii) upon consummation of the transfer of Common Stock, prior to exercise by Holder of such Redemption Right, by RSL COM and each holder of Shares pursuant to Section 4.1 of this Agreement. The Holder may exercise the Redemption Right by giving the Company a written notice of exercise.

                  2.2 An exercise by the Holder of the Redemption Right shall result in the expiration, 180 days following the date on which such right is exercised, of the Holder's warrant (the "Warrant") to purchase shares of the Company's common stock, in accordance with Section 8 of the Warrant.

                  2.3 The closing of the purchase and sale of the Shares which the Company is required to repurchase pursuant to the Holder's exercise of the Redemption Right shall occur at the offices of the Company on or before that date which is thirty (30) days after the Company's receipt of the Holder's notice of exercise of the Redemption Right. The Shares to be redeemed on the Redemption Date shall be redeemed by the Company paying in cash, an amount equal to $1,000,000 (the

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"Redemption Price"), the aggregate original issuance price paid by the Holder for the Shares.

                  2.4 Provided that Holder exercises the Redemption Right, from and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the Holder (except the right to receive the Redemption Price) shall cease with respect to such Shares, and such Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.



         3.       Affirmative Covenants of the Company

                  The Company hereby covenants and agrees as follows:

                  3.1      Financial Information

                  The Company will furnish the Holder with the following reports:

                           (a) As soon as practicable after the end of each
fiscal year and in any event within ninety (90) days thereafter, audited consolidated balance sheets and statements of stockholders' equity of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                           (b) As soon as practicable after the end of each
quarter, and in any event within 45 days thereafter, unaudited balance sheets of the Company and its subsidiaries, if any, as of the end of the most recent quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter and for the then current fiscal year to the end of such quarter, all prepared in accordance with generally accepted accounting principles, together with a comparison of such statement of the Company's operating plan then in effect. The quarterly financials delivered pursuant to this section will be prepared in accordance with the form of the annual financials provided pursuant to Section 3.1(a).

                           (c) The covenant set forth in this Section 3.1 shall
terminate on, and be of no further force and effect after, the closing of the Company's IPO.

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

         4.       Drag Along Rights

                  4.1 If RSL COM proposes to sell, assign, mortgage, transfer, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") at least 75% of all shares of common stock of the company owned by RSL COM to a third party, then RSL COM may, at its option, require each Holder of Shares (collectively, the "Investor Group") to include in such Transfer to the third party such number of shares of Common Stock owned by each of them as determined in accordance with this Section 4.1.

                  RSL COM shall send written notice (the "Drag-Along Notice") of the exercise of its rights pursuant to this Section 4.1 to each of the Holders in the Investor Group, setting forth the consideration per share to be paid by the third party and the other material terms and conditions of such transaction. The Drag-Along Notice shall state that the members of the Investor Group shall be required to participate in the proposed Transfer of shares to the Third Party according to the terms and conditions of this section 4.1 and for the same type of consideration and for an amount of consideration per share not less than that offered to RSL COM by the third party. Within 15 days following the receipt of the Drag-Along Notice, the Investor Group shall deliver to RSL COM certificates representing all shares of common stock held by the Investor Group, duly endorsed, together with all other documents required to be executed in connection with such transaction. In the event that the Investor Group should fail to deliver such certificates to RSL COM, the Company shall cause the books and records of the Company to show that such shares are bound by the provisions of this Section 4.1 and that such shares be transferred only to the third party.

                  Each member of the Investor Group shall be required to participate in the proposed Transfer to the third party by transferring in connection therewith shares of Common Stock equal to the product of (x) the total number of shares to be acquired by the third party, times (y) a fraction, the numerator of which shall be the total number of shares of Common Stock owned by such member of the Investor Group, and the denominator of which shall be the total number of shares of Common Stock owned by RSL COM plus (a) the total number of shares of Common Stock owned by the Investor Group and (b) the total number of share of Common Stock of any other investor in the Company subject to similar drag-along requirements.

                  If, within 60 days after RSL COM gave the Drag-Along Notice, RSL COM shall not have completed the Transfer of all the shares of Common Stock of the Investor Group in accordance with this Section 4.1, RSL COM shall return to the Investor Group all certificates representing shares of Common Stock that the Investor

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

Group delivered for Transfer pursuant hereto and that were not purchased pursuant to this Section 4.1.

                  Promptly, but in no event later that 5 days, after the consummation of the Transfer of Common Stock of RSL COM and the Investor Group pursuant to this Section 4.1, RSL COM shall give notice thereof to the Investor Group, shall remit to the Investor Group the total consideration in respect of the shares of Common Stock of the Investor Group which were so transferred, and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by the Investor Group.

         5.       Miscellaneous

                  5.1      Governing Law

                  This Agreement shall be governed in all respects by the laws of the State of New York.

                  5.2      Survival

                  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  5.3      Transfer of Shares; Successors and Assigns

                  Prior to the Company's IPO, the Investor may not transfer the Shares other than to an entity that is an "affiliate" of the Investor as such term is defined in Rule 144(a) under the Securities Act. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Shares from time to time: provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the Holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

                                       16
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                  5.4      Entire Agreement

                  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  5.5      Amendment and Waiver

                  Unless otherwise specified herein, this Agreement and any term hereof may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, and (ii) the Holders of a majority of the Registrable Securities then outstanding and not sold to the public; provided, however, that in the event that such amendment or waiver adversely affects the obligation and/or rights of any such Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority in the interest of such Holders adversely affected. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of all such Registrable Securities, and the Company.

                  5.6      Notices, Etc.

                  Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with a courier service that guarantees "next business day" delivery or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

                  5.7      Delays or Omissions

                  No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.

                  5.8      Counterparts

                  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counter parts, and all of which together shall constitute one instrument.

                  5.9      Severability

                  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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

                  IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.


                                             DELTATHREE.COM, INC.
                                             a Delaware corporation


                                             -----------------------------------
                                             Signature of Authorized Signatory


                                             -----------------------------------
                                             Print Name and Title


                                             YAHOO! INC.
                                             a Delaware corporation


                                             -----------------------------------
                                             Signature of Authorized Signatory


                                             -----------------------------------
                                             Print Name and Title

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